                                                                   EXHIBIT 10.31

                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                        STEAMBOAT ENVIROSYSTEMS, L.L.C.



           LIMITED LIABILITY COMPANY AGREEMENT dated as of the __ day of October 1996, by and between U.S. ENERGY SYSTEMS, INC. (formerly U.S. Envirosystems, Inc.), a Delaware corporation ("USE"), and FAR WEST CAPITAL, INC., a Utah corporation ("FWC") (individually a "Member" and collectively the "Members").

                              W I T N E S S E T H:
                              -------------------

           WHEREAS, the Members desire to form a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, as amended from time to time (the "Act").

           NOW, THEREFORE, in consideration of the contributions to be made as provided herein and of these premises, the parties hereto agree as follows:

           1.   NAME.  The name of the limited liability company (the "Company")
                ----
 is Steamboat Envirosystems, L.L.C. or such other name as the Members may hereafter select.

           2.   TERM.  The term (the "Term") of the Company shall continue for
                ----
 thirty (30) years from the date of filing the Certificate of Formation with the Secretary of State of the State of Delaware unless dissolved before such date in accordance with the Act or this Agreement.
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           3.  PURPOSE.  The primary purpose of the Company shall be to own and
               -------
 operate SB-1 and SB-1A geothermal power plants located within the Steamboat Springs KGRA approximately 10 miles south of downtown Reno, NV near the intersection of U.S. 395 and the Mt. Rose Highway located on an approximate 30 acre parcel of real property located in Washoe County, Nevada. The Company shall have all powers necessary to the accomplishment of such purpose.

           4.   MEMBERS.  The name and the business address of the Members are
                -------
 as follows:
           U.S. Energy Systems, Inc.
           515 North Flagler Drive, Suite 202
           West Palm Beach, FL 33401

           Far West Capital, Inc.
           921 Executive Park Drive, Suite B
           Salt Lake City, Utah 84117

           5.   REGISTERED OFFICE.  The address of the Company's registered
                -----------------
 office shall initially be Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805. The Company shall have such other offices as determined by USE.

           6.   MANAGEMENT.
                ----------

           6.01  MANAGEMENT.  Management of the Company shall be vested in USE
                 ----------
 (when acting in such capacity, the "Manager").

           6.02  DECISIONS.  USE shall have sole authority to manage the Company
                 ---------
 and to make all decisions regarding any actions or undertakings of or by the Company.

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           6.03  EXECUTION OF DOCUMENTS.  Any instrument may be executed and
                 ----------------------
 delivered on behalf of the Company by an authorized representative or officer of USE. All persons dealing with the Company may rely upon a certificate from USE to the effect that he is acting as a representative or officer of USE or upon the basis of documents executed on behalf of the Company by a designated representative or officer of USE.

           7.   MEETINGS.
                --------

           7.01  NOTICE.  Meetings of Members may be called by USE specifying
                 ------
 the actions to be considered by the Members. At any meeting of the Members, all Members represented in person or by proxy, shall constitute a quorum. At all meetings of Members, a Member may vote by proxy executed in writing by the Member or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting.

           7.02  VOTING.  Any act of the Members, whether at a meeting, by
                 ------
 written consent or otherwise, shall require the approval of a majority in interest, except to the extent otherwise specifically provided for in this Agreement. Each Member shall have the right to cast one vote for each percentage of ownership of record on the books of the Company, which as of the date of this Agreement indicates that USE holds 95% and FWC holds 5% of the percentage ownership of the Company.

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           7.03  WRITTEN CONSENT.  Any action required to be taken at a meeting
                 ---------------
 of the Members, or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members holding more than 50% of the interest in the Company.

           8.   CAPITAL CONTRIBUTIONS.
                ---------------------

           8.01  ORIGINAL CONTRIBUTIONS.   The Members' original contributions
                 ----------------------
 to the capital of the Company are as follows:

           (a)  Initial Contributions by USE.  USE's contribution to the Company
                ----------------------------
 will be cash in the amount of $1,575,000 (of which $50,000 has previously been contributed). In addition, USE, in its discretion, may contribute up to $1,000,000 to be used to buy out gross royalties and certain net revenue royalties in the SB-1 and SB-1A projects and to finance improvements in the SB-1 and SB-1A power plants. Any part of such $1,000,000 which is not used for those purposes may be withdrawn by USE without affecting USE's percentage ownership of the Company.

           USE may purchase the balance of that certain Westinghouse loan (the "Westinghouse Loan"), evidenced by those certain Term Loan Agreements by and among (i) Westinghouse Electric Corporation, successor by merger to Westinghouse Credit Corporation ("Westinghouse"), and Far West Electric Energy Fund, L.P. ("FWEEF"), dated as of December 28, 1989 and

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 (ii) Westinghouse and 1-A Enterprises, dated as of December 28, 1989, on the
 SB-1 and SB-1A power plants, respectively. If USE does purchase the Westinghouse position, USE may contribute that debt position to the Company as a part of its capital contribution to the Company, and the Company may cancel the debt and all related encumbrances on the SB-1 and SB-1A projects. If the Westinghouse debt is so contributed and canceled, the Company shall immediately assign to USE all of its right, title and interest in and to the funds held in the SB-1 and SB-1A loan reserves. The contribution by USE of the Westinghouse loan position or the subsequent cancellation of that position shall not affect USE's ownership in the Company.

           (b)  Initial Contributions by FWC.  FWC's initial contribution to the
                ----------------------------
 Company will be the assignment thereto of outstanding debt owed by FWEEF and 1-A Enterprises ("1-A") to FWC in the estimated amount of $2,500,000 and the assignment of the debt owed by 1-A to FWC estimated to be in excess of $950,000. Such contribution shall be deemed to have a value of $274,000 for purposes of FWC's Capital Account (as herein defined).

           8.02  ADDITIONAL CONTRIBUTIONS.  No Member shall be required to make
                 ------------------------
 additional capital contributions to the Company. In the event the Company requires additional capital, the Members may contribute such amounts in the form of cash or other property having monetary value, and such contributions do not have to be proportionate with their then capital in the

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 Company.  The Company also may obtain such capital from third parties who shall become additional Members.

           8.03  CAPITAL ACCOUNT.  A capital account shall be established for
                 ---------------
 each Member (the "Capital Account") on the books of the Company, and shall be adjusted as provided herein. A Member's Capital Account shall be credited with such Member's original contribution, any additional capital contribution and any net profits allocated to such Member, and shall be debited with any net losses allocated to such Member and the amount of any distributions made to him. No Member shall have the right to demand the payment of the balance of his Capital Account, except to the extent provided herein upon distribution, dissolution or withdrawal.

           8.04  TAX ELECTION.  It is the desire and intent of the Members that
                 ------------
 the Company be treated as a partnership for purposes of federal and state income taxes. USE is hereby designated as the tax matters partner.

           8.05  TAX ALLOCATION.  Notwithstanding any provision in this
                 --------------
 Agreement to the contrary, each Member's Capital Account shall be maintained and adjusted, and allocations, to the extent required, shall be made, in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and this Agreement, including without limitation, (i) the adjustments permitted or required by Code Section 704(b) and, to the extent applicable, the principles expressed in Code Section 704(c); (ii) the adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in Code Section 704(b); and (iii) the allocation required by the "qualified income offset" requirement of Treasury Regulations section 1.704-1(b(2)(ii)(d).

           8.06  LOANS TO THE COMPANY. If any Member shall make any loan to the
                 --------------------
 Company or advance money on its behalf, the loan or advance shall not increase the lending Member's capital account, entitle the lending Member to any greater share of Company distributions, or subject the Member to any greater proportion of Company losses. The amount of the loan or advance shall be a debt owed by the Company to the lender Member, repayable on the terms and conditions, and bearing interest at two percent over the Prime Rate published in the Wall Street Journal.

           9.   DISTRIBUTIONS.  The Company may make distributions to the
                -------------
 Members.  In the event of a distribution, it shall be made as follows:

           (a) For each year of the Term, USE shall receive a distribution of 100% of the first $1.8 million of net income ("Net Income") of SB-1 and SB-1A. For each of the first five years of the Term, USE shall be entitled to receive a distribution of 45% of Net Income in excess of $1.8 million. During such time period, FWC shall receive a distribution of 55% of Net Income in excess of $1.8 million.

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           (b)  In each year beyond the first five years of the Term, USE shall receive a distribution of 95% of Net Income and FWC shall receive a distribution of 5% of Net Income in excess of $1.8 million.

           10.  TRANSFER OF EQUITY INTERESTS.
                ----------------------------

           10.01  RESTRICTIONS.  Except as otherwise provided under this
                  ------------
 Agreement, no Member shall sell, assign, pledge, encumber or otherwise transfer (collectively, "Transfer") his Equity Interest or any portion thereof, or withdraw from the Company. Any such Transfer or attempted withdrawal other than as permitted under this Agreement shall be void ab initio. Upon a
                                                      -- ------
 Transfer by a Member of his entire Equity Interest in a manner permitted or required pursuant to the provisions of this Agreement, such Member shall be deemed to have withdrawn as a Member and shall have no further rights as a Member hereunder.

           10.02  RIGHT OF FIRST REFUSAL.  In the event any Member should desire
                  ----------------------
 to transfer his Equity Interest or any portion thereof (the "Withdrawing Member") to a non-Member (the "Offeror"), he shall first deliver to the other Member (the "Offeree Member") a written notice in which the Withdrawing Member shall (i) state his intention to transfer any or all of his Equity Interest (the "Offered Interest"), (ii) state the price and terms of the best bona fide offer (the "Offer") the Withdrawing Member has received for such Interest, including the identity of the Offeror, and (iii) grant the Offeree Member

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 a twenty (20) day option (the "Option") to purchase any or all of the
 Withdrawing Member's Offered Interest on the same terms and conditions set forth in the Offer. If the Option is not exercised in full by the Offeree Member within the twenty (20) day period, the Withdrawing Member may transfer the Offered Interest (not acquired by the Offeree Member) only to the original Offeror, provided that the Offeree Member consents to such sale (such consent to be granted or denied in the Offeree Member's sole and absolute discretion), the sale is on the same terms as those in the Offer and the Offeror becomes a party to this Agreement. Any other offers received must undergo the same procedure set forth in this Agreement.

           10.03  WITHDRAWAL OF A MEMBER.  In the event that any Member wishes
                  ----------------------
 to withdraw from the Company he shall notify the other Member (the "Offeree Member") in writing of such desire and shall offer to sell all of his Equity Interest to the Offeree Member at a price and on such other terms as are specified in such notice. Within twenty (20) days of the date of receipt of such notice the Offeree Member shall do one of the following: (i) notify the Withdrawing Member of the acceptance of the Withdrawing Member's offer at the price and on the other terms specified or (ii) permit the withdrawal, and upon the permitted withdrawal the Withdrawing Member shall be entitled to receive an amount equal to the fair value of its interest as of the date of its withdrawal based upon its right to share in distributions; provided that unless the Offeree

 Member consents in writing to the withdrawal, such withdrawal shall be deemed a violation of this Agreement and the Company may recover damages from the Withdrawing Member for such breach and offset such damages against amounts otherwise payable to the Withdrawing Member.

           11.  ADMISSION OF ADDITIONAL MEMBERS.  One or more additional persons
                -------------------------------
 may be admitted as Members of the Company with the consent of all of the then existing Members.

           12.  LIABILITY.
                ---------

           12.01  MEMBERS.  No Member shall have any liability for the
                  -------
 obligations or liabilities of the Company except to the extent provided in the Act.

           12.02  EXCULPATION.  A Member or Manager shall not be liable for any
                  -----------
 breach of duty in either such capacity, except that if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that with respect to a distribution to Members his acts were not performed in accordance with the Act.

           13.  DISSOLUTION.
                -----------

           13.01  EVENTS OF DISSOLUTION.  The Company shall be dissolved upon
                  ---------------------
 the earliest to occur of the following:
      (i) the withdrawal or bankruptcy of any Member or the occurrence of any other event that

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                terminates the continued membership of any Member in the Company under the Act (but excluding a termination of membership resulting from a permitted transfer of a Member's entire Equity Interest pursuant to this Agreement), unless the business of the Company is continued by the unanimous consent of all remaining Members within thirty (30) days following the occurrence of any such event;

      (ii)      the Members unanimously elect to dissolve the Company;

      (iii)     the end of the Company's term; or

      (iv) except as otherwise herein provided, the occurrence of any other event causing a dissolution of the Company under the Act.

           13.02  PROCEDURE OF DISSOLUTION.  Upon dissolution of the Company,
                  ------------------------
 the Managers or other person as is designated by the then remaining Members shall proceed to wind up the business and affairs of the Company in accordance with the terms of this Agreement and the requirements of the Act. A reasonable amount of time shall be allowed for the period of winding up. This Agreement shall remain in full force and effect during the period of winding up.

           13.03  LIQUIDATING DISSOLUTION.  In connection with the winding up of
                  -----------------------
 the Company, the assets of the Company shall be distributed as follows:

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      (i)       to creditors, including Members or former Members who are
                creditors, in satisfaction of loans or other liabilities of the Company;
      (ii) to establishing any reserves deemed reasonably necessary for any contingent or unforeseen liabilities of the Company; and
      (iii) thereafter to the Members, in accordance with their respective Capital Account balances.

           14.  MISCELLANEOUS.
                -------------

           14.01  GOVERNING LAW.  This Agreement shall be governed by, and
                  -------------
 construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

           14.02  ENTIRE AGREEMENT.  This Agreement sets forth the entire
                  ----------------
 agreement of the parties hereto with respect to the subject matter herein, and cannot be amended, modified or terminated except by an agreement in writing executed by the parties hereto.

           14.03  NOTICES.  All notices to be given to Members hereunder shall
                  -------
 be in writing, sent by mail or personally delivered to the address set forth in
 Section 4 hereof or such other address as either Member may hereafter duly give to the Company and the other Members.

           14.04  SEVERABILITY.  Any term or provision of this Agreement which
                  ------------
 is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or lack of enforceability without

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 rendering invalid or unenforceable the remaining terms and provisions of this
 Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement as of the day and year first above-written.


                                     U.S. ENERGY SYSTEMS, INC.


                                     ___________________________
                                     Name:
                                     Title:


                                     FAR WEST CAPITAL, INC.


                                     ___________________________
                                     Name:
                                     Title:

                   AGREEMENT OF CONSENT, AMENDMENT AND WAIVER
                   ------------------------------------------

          This Agreement of Consent, Amendment and Waiver (the "Agreement") is
entered into as of this   day of October, 1996 by and among NRG Company, LLC
(the "Company") and U.S. Energy Systems, Inc. ("USE"), Theodore Rosen ("Rosen"), Richard Nelson ("Nelson"), Ronald Moody, Arthur Pergament, Harold Boyer, Fred Knoll, John Rosenthal and Donald Engel.

                      Preliminary Statement
                      ---------------------
        A. The parties to this Agreement except USE are parties to a Limited Liability Company Operating Agreement of NRG Company, LLC dated as of September 8, 1996 (the "Operating Agreement").

        B. The parties wish to amend the Operating Agreement in certain respects.

        C.   Accordingly, the parties wish to enter into this Agreement.

        NOW, THEREFORE, in consideration of the preliminary statements and the agreements contained herein and for other good, valuable and binding consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be bound hereby agree as follows:

                     Statement of Agreement
                     ----------------------
         1. The parties hereto irrevocably acknowledge and consent to (i) the assignment by Nelson and Rosen of their entire Membership Interests in the Company (in the aggregate 14.28%) to USE, (ii) the admission of USE as a Member of the Company and (iii) any action taken by the Managers on behalf of the Company which they deem advisable to implement the transactions described in clauses (i) and (ii) above. Upon consummation of such transaction, Schedule 1 to the Operating Agreement shall be deemed amended as set forth in the Amended Schedule 1 annexed hereto.

         2. Section 2.1(b) of the Operating Agreement is amended to read as follows:

         "Upon consummation by U.S. Energy Systems, Inc. of its public offering through Gaines Berland, Inc., U.S. Energy Systems, Inc. shall have the right but not the obligation to make a capital contribution to the Company of $280,000 (the "Second Stage Capitalization"). If U.S. Energy Systems, Inc. fails to fund the Second Stage Capitalization by November 1, 1996, the Company shall issue an optional capital call notice to the Members for the Second Stage Capitalization. The Members shall have 5 business days from the receipt of the aforementioned notice to contribute their pro-rata share to the Second Stage Capitalization in accordance with their Membership Interests. In the event all of the Members do not contribute their pro-rata share, the contributing Members shall have the right but not the obligation to make up the short-fall pro-rata or as they otherwise agree. In the event the then Members do not fully fund the Second Stage Capitalization pursuant to the three preceding sentences, the Managers shall be authorized to make up the short-fall by issuing new Membership Interests in the Company to new Members on terms which, in their discretion, they deem appropriate provided that such terms shall be substantially similar to the terms and conditions upon which the then Members invested in the Company. All Members shall cooperate with the Company in such sale of new Membership Interests and shall execute and deliver such documentation as the Managers deem necessary in order to consummate such sale."

         3. The parties hereto agree that Nelson and Rosen may continue to serve as Managers of the Company notwithstanding their sale of the Membership Interests and irrevocably waive the provisions of Section 7.3(ii) of the Operating Agreement but only to the extent they are inconsistent with the consent contained in this paragraph.

         4.  Miscellaneous.
             -------------

         a.  Enforceability.  This Agreement is for the benefit of each of the
             --------------
parties hereto and is intended to be legally binding and enforceable by each of them in accordance with its terms.

         b.  Limited Effect.  Other than as expressly provided herein, this
             --------------
Agreement does not supersede the Operating Agreement which, except as specifically modified hereby, remains in full force and effect.

         c.  Amendments.  This Agreement may be amended only as provided in the
             ----------
Operating Agreement except that the second sentence of Section 2.1(b) of the Operating Agreement, as amended by this Agreement, cannot be amended without the consent of USE.

         d.  Headings.  The headings contained in this Agreement are intended
             --------
solely for the convenience of the parties to this Agreement and shall not affect their rights hereunder.

         e.  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts and by different parties hereto in separate counterparts, and delivered by means of facsimile transmission or otherwise, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If any party hereto elects to execute and deliver a counterpart signature page by means of facsimile transmission, it shall deliver an original of such counterpart to each of the other parties within ten (10) business days of the date hereof, but in no event will the failure to do so affect in any way the validity of the facsimile signature or its delivery.

         f.  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of New York.
        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                               NRG Company, LLC

                               By:________________________
                                    Theodore Rosen, Manager

                               U.S. Energy Systems, Inc.
                               As Member

                               By:_________________________


                                  -------------------------
                                  Theodore Rosen
                                  As Manager

                                        ----------------------
                                        Richard Nelson
                                        As Manager


                                        ----------------------
                                        Ronald Moody
                                        As Member and Manager

                                        ----------------------
                                        Arthur Pergament
                                        As Member

                                        ----------------------
                                        Harold Boyer
                                        As Member

                                        ----------------------
                                        Fred Knoll
                                        As Member

                                        ----------------------
                                        John Rosenthal
                                        As Member

                                        ----------------------
                                        Donald Engel
                                        As Member